UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2011

CENTRAL ENERGY PARTNERS LP
 (Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 North Central Expressway Suite 1525 Dallas, Texas		75206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 360-7480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.

Central Energy Partners LP, a publicly-traded Delaware limited partnership (the “Registrant”), does not have directors, managers or officers.  The Board of Directors and officers of Central Energy GP LLC, a Delaware limited liability company that is the General Partner of the Registrant, perform all management functions for the Registrant.  Since November 17, 2010, when Central Energy LP, a Delaware limited partnership and an affiliate of the General Partner, acquired (1) 12,724,019 Common Units of the Registrant and (2) all of the limited liability company interests of the General Partner of the Registrant in a private transaction, Messrs. Imad K. Abouba and Carter R. Montgomery have been the only members of the Board of Directors.  The Second Amended and Restated Limited Liability Company Agreement of the General Partner (the “General Partner Agreement”), a copy of which is available on the Registrant’s website at www.centralenergylp.com), provides that its Board of Directors shall consist of seven (7) members.  The General Partner Agreement also provides that Messrs. Anbouba and Montgomery, jointly, have the right to appoint five (5) directors to the Board of Directors and The Cushing MLP Opportunity Fund I, L.P. (“Cushing”) has the right to appoint two (2) directors to the Board of Directors.

On June 29, 2011, the Board of Directors of the General Partner (the “Board”) held a meeting (the “Meeting”) at which the five (5) vacant positions on the Board of Directors were filled by the appointment of new directors appointed by Messrs. Anbouba and Montgomery and Cushing in accordance with the provisions of the General Partner Agreement.  In addition, at the Meeting members were appointed to serve on the Audit Committee and Compensation Committee of the Board.

Directors of the General Partner

Set forth below is information with regard to each of the individuals appointed to the Board on June 29, 2011.

William M. Comegys, III, age 62, is an attorney engaged in commercial real estate, general corporate, and oil and gas law in Shreveport, Louisiana.  Mr. Comegys currently serves as the Managing Partner of Comsite, LLC, a company engaged in oil and gas exploration in the Ark-La-Tex area, and Comex, LLC, a company engaged in oil and gas exploration in Mississippi.  He also serves as the Managing Director of Briarfield Plantation, a partnership engaged in commercial farming operations in Caddo Parish, Louisiana.  During the past five years, Mr. Comegys also served on the Board of Managers of Ensight Energy Partners III, LLC, a Delaware limited liability company, engaged in oil and gas exploration in the States of Louisiana, Mississippi and Texas.  Mr. Comegys received his undergraduate and law degrees from Louisiana State University.

David M. Laney, age 62, has practiced law in Dallas, Texas for the past 34 years.  He currently has a solo law practice and a transportation finance and development consulting practice.  From 2003 to 2007, he was a partner with the firm of Jackson Walker L.L.P. focusing on complex business organization matters, financial transactions and transportation matters.  From 1977 to 2002, he practiced with the firm of Jenkens & Gilchrist serving on its Board of Directors from 1985 to 2002 and as its Chairman and President from 1990 to 2002.  Mr. Laney has held board positions with Matador Resources, Inc. from 2003 to present, and Atlas Funds and Atlas Insurance Trust from 2005 to 2007.  He also served as Chairman of the Board of Directors of the National Rail Passenger Corporation (Amtrak) from 2002 to 2007, and as Chairman of the Texas Transportation Commission from 1995 to 2001.  Mr. Laney also served as a member of the Stanford University Board of Trustees from 1998 to 2003, during which time he also served as Chairman of the Board’s Audit and Risk Management Committee and as a member of its Finance and Litigation Committee.  Mr. Laney received his undergraduate degree from Stanford University and his law degree from Southern Methodist University.

Daniel L. Spears, age 38, has served as a partner and portfolio manager at Swank Capital since 2006.  Prior to that he was an investment banker in the Natural Resources Group at Banc of America Securities LLC for eight years and before that was in the Global Energy and Power Investment Banking Group at Salomon Smith Barney.  Mr. Spears currently serves on the Board of Directors of Lonestar Midstream, L.P. and Post Rock Energy Corp.  Mr. Spears received his B.S. in Economics from The Wharton School of the University of Pennsylvania.

Jerry V. Swank, age 59, is the founder and Managing Partner of Swank Capital and has 34 years of experience in investment management and research analysis.  Prior to founding Swank Capital in 2001, Mr. Swank was President and CEO of John S. Herold, Inc., an independent oil and gas research and consulting company.  During his tenure with Herold, Mr. Swank spoke frequently, both domestically and abroad, on the oil and gas industry.  Prior to joining Herold, he spent 14 years with CS First Boston in Institutional Equity and Fixed Income Sales in its Dallas office and during the last 10 years with CS First Boston was a Director and Southwest Regional Sales Manager.  Prior to First Boston, Mr. Swank worked for seven years as a buy-side analyst and portfolio manager.  Mr. Swank holds a B.A. in Economics from the University of Missouri and an M.B.A. from the University of North Texas.  Mr. Swank has served on the Board of Directors of John S. Herold Inc., Matador Petroleum and Advantage Acceptance Inc.  He currently serves on the Board of Directors of E-T Energy Ltd.

Michael T. Wilhite, Jr., age 40, serves as Vice President and General Counsel of Mustang Drilling, Inc., a private oil and gas exploration company, and has served on its Board of Directors since 1996.  During that time he has overseen all accounting, finance and tax matters for the company.  During the last six years, Mr. Wilhite has also been responsible for all legal matters related to the company.  Mr. Wilhite also serves on the Compensation Committee of Wulf Outdoor Sports, Inc., a private company.  He received his undergraduate degree in accounting and a Masters in Finance from Baylor University and his legal degree from Texas Wesleyan School of Law.

Neither the General Partner, the Registrant, any affiliate of the General Partner or the Registrant nor any other person has entered into any plan, contract or arrangement with any of the new directors in connection with their appointment to the Board or in connection with any appointment to any committee of the Board.  There are no related party transactions, as described in Item 404(a) of Regulation S-K, between any new director and the General Partner, the Registrant or any affiliate of either the General Partner or the Registrant.

Audit Committee

The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the quality, objectivity and performance of the General Partner’s and Registrant’s internal and external accountants and auditors, the adequacy of its financial controls, the retention of the independent accountants and other financial advisors for the General Partner and the Registrant as it deems necessary, and the reliability of financial information reported to the public, all in accordance with the provisions of the Audit Committee Charter (a copy of which is available on the Registrant’s website at www.centralenergylp.com).  At the Meeting, Messrs. Comegys, Laney and Wilhite were appointed to serve on the Board’s Audit Committee, and Mr. Wilhite was appointed to serve as Chairman of the committee.  The Board has determined that each member of the Audit Committee is “independent” as defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10A-3 promulgated by the United States Securities and Exchange Commission (the “Commission”).  In addition, the Board has determined that Mr. Wilhite meets the qualifications set forth in Item 407)(d) of Regulation S-K promulgated by the Commission as an “audit committee financial expert.”  In making its determination, the Board considered the relationship of each member with the General Partner and the Registrant, as well as the past experience of each member in dealing with financial and accounting matters.

Compensation Committee

The Compensation Committee reviews and approves goals and objectives underlying compensation for the General Partner’s executive officers, including any incentive compensation or equity-based plans; evaluates the performance of the General Partner’s executive officers; and prepares the compensation report required by the rules and regulations of the SEC, all in accordance with the provisions of the Compensation Committee Charter (a copy of which is available on the Registrant’s website at www.centralenergylp.com).  At the Meeting, Messrs. Comegys, Laney and Wilhite were appointed to serve on the Board’s Compensation Committee, and Mr. Laney was appointed to serve as Chairman of the committee.  The Board has determined that each member of the Compensation Committee is “independent” as defined in Section 10C of the Exchange Act based on the relationship of each member with the General Partner and the Registrant, as well as each member’s past experience with compensation issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Energy Partners LP

By: Central Energy GP LLC,
its General Partner

By: /s/ Ian T. Bothwell
Ian T. Bothwell,
Executive Vice President,
Chief Financial Officer and
Principal Accounting Officer

Dated: July 6, 2011